FHLB Des Moines Releases 2019 Director Election Results

On November 6, 2019, the Board of Directors reviewed the results of the 2019 Member and Independent Director Election. The Federal Home Loan Bank of Des Moines is pleased to announce the director terms commencing January 1, 2020.

Member Director Election Results

Iowa- 1 seat available

Number of institutions eligible to vote:     330
Number of institutions who voted:        177
Total eligible votes per candidate:        3,534,668

Total Votes	Chris D. Grimm, President and CEO	Elected - 4 year term
1,021,254	BANK	01/01/20 - 12/31/23
Wapello, Iowa

Total Votes	John P. Rigler II, Chairman and CEO
678,934	Peoples Bank
Clive, Iowa

Total Votes	David C. Eastburn, Chairman
117,504	Iowa State Bank and Trust Company
Fairfield, Iowa

Total Votes	Dave J. Cale, President and CEO
90,797	Financial Plus Credit Union
West Des Moines, Iowa

Minnesota - 1 seat available

Number of institutions eligible to vote:     309
Number of institutions who voted:        99
Total eligible votes per candidate:        1,530,879

Total Votes	Teresa J. Keegan, Executive Vice President and CFO	Elected - 4 year term
360,414	Fidelity Bank	01/01/20 - 12/31/23
Edina, Minnesota

Total Votes	R. Frank Weidner, President and CEO
145,066	Wings Financial Credit Union
Apple Valley, Minnesota

Montana - 1 seat available (No Election)

Joe R. Kesler, Director	Elected - 4 year term
First Montana Bank	01/01/20 - 12/31/23
Missoula, Montana

On August 16, 2019, in accordance with Federal Housing Finance Agency regulations, Joe Kesler was declared re-elected by the FHLB Des Moines to serve on the Federal Home Loan Bank Board for a four-year term commencing January 1, 2020. Mr. Kesler was the only eligible candidate who chose to stand for election and was therefore elected to fill the one directorship in Montana.

Independent Director Election Results

District-wide - 4 seats available

Independent Director - 3 seats available
Number of institutions eligible to vote:     1,365
Number of institutions who voted:        416
Total eligible votes per candidate:        13,518,322

Total Votes	Amy K. Johnson	Elected - 4 year term
3,566,906	Minnetonka, Minnesota	01/01/20 - 12/31/23
26.39%

Total Votes	Ellen Z. Lamale	Elected - 4 year term
3,921,764	West Des Moines, Iowa	01/01/20 - 12/31/23
29.01%

Total Votes	Michael W. McGowan, Chief Executive Officer	Elected - 4 year term
3,592,919	DCM Limited	01/01/20 - 12/31/23
26.58%	Missoula, Montana

Public Interest Independent Director - 1 seat available
Number of institutions eligible to vote:     1,365
Number of institutions who voted:        393
Total eligible votes per candidate:        13,518,322

Total Votes	Cleon P. Butterfield, Senior Vice President and CFO	Elected - 4 year term
3,855,023	Utah Housing Corporation	01/01/20 - 12/31/23
28.52%	West Valley City, Utah